     As filed with the Securities and Exchange Commission on April 2, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                       63-1201350
    (State or Other Jurisdiction                          (I.R.S. Employer
  of Incorporation or Organization)                    Identification Number)

                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                    (Address of Principal Executive Offices)
                                   (Zip Code)

  SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF THE BANC CORPORATION
           COMMERCE BANK OF ALABAMA INCENTIVE STOCK COMPENSATION PLAN
                            (Full Title of the Plans)

                              JAMES A. TAYLOR, JR.
                                  PRESIDENT AND
                             CHIEF OPERATING OFFICER
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                     (Name and Address of Agent for Service)
                                 (205) 326-2265
          (Telephone Number, including Area Code, of Agent for Service)

                   The Commission is requested to send copies
                  of all notices and other communications to:

                         F. HAMPTON MCFADDEN, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                              THE BANC CORPORATION
                            17 NORTH TWENTIETH STREET
                            BIRMINGHAM, ALABAMA 35203
                               TEL: (205) 326-2265
                               FAX: (205) 327-3479
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
     Title of Securities         Amount to be        Offering Price        Aggregate Offering        Amount of
      to be Registered           Registered(1)         Per Share                 Price            Registration Fee
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001   500,000 shares          $ N/A                  $2,500,000               $625
per share
==================================================================================================================

(1) Maximum number of shares of Registrant's Common Stock which may be issued by Registrant pursuant to stock options granted or to be granted under the Second Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and the Commerce Bank of Alabama Incentive Stock Compensation Plan (the "Plans").

(2) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sales price of the Registrant's Common Stock as reported on the Nasdaq National Market on March 29, 2001.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 500,000 shares of The Banc Corporation's Common Stock issuable pursuant to its Second Amended and Restated 1998 Stock Incentive Plan. This Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion, and accountants' consents. Pursuant to Instruction E, the content of The Banc Corporation's Registration Statement on Form S-8 (No. 333-72747), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to The Banc Corporation's Second Amended and Restated 1998 Stock Incentive Plan or the Commerce Bank of Alabama Stock Option Plan. Registration fees have been paid for all of these previously registered shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 30, 2001.


                                        THE BANC CORPORATION


                                        By  /s/ JAMES A. TAYLOR
                                          -------------------------------------
                                                     James A. Taylor
                                                Chairman of the Board and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Taylor and David R. Carter, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                               Date
                  ---------                                       -----                               ----
                                                         Chairman of the Board and
             /s/ James A. Taylor                          Chief Executive officer
--------------------------------------------           (Principal Executive Officer)             March 30, 2001
               James A. Taylor


                                                         Executive Vice President,
             /s/ David R. Carter                   Chief Financial Officer and Director
--------------------------------------------             (Principal Financial and
               David R. Carter                              Accounting Officer)                  March 30, 2001


            /s/ Larry R. Mathews                               Vice Chairman                     March 30, 2001
--------------------------------------------
              Larry R. Mathews

         /s/ James Mailon Kent, Jr.                            Vice Chairman                     March 30, 2001
--------------------------------------------
           James Mailon Kent, Jr.


         /s/ Larry D. Striplin, Jr.                            Vice Chairman                     March 30, 2001
--------------------------------------------
           Larry D. Striplin, Jr.


         /s/ James R. Andrews, M.D.                              Director                        March 30, 2001
--------------------------------------------
           James R. Andrews, M.D.


              /s/ Neal R. Berte                                  Director                        March 30, 2001
--------------------------------------------
                Neal R. Berte


           /s/ W. T. Campbell, Jr.                               Director                        March 30, 2001
--------------------------------------------
             W. T. Campbell, Jr.


            /s/ Peter N. Dichiara                                Director                        March 30, 2001
--------------------------------------------
              Peter N. Dichiara


             /s/ K. Earl Durden                                  Director                        March 30, 2001
--------------------------------------------
               K. Earl Durden


            /s/ John F. Gittings                                 Director                        March 30, 2001
--------------------------------------------
              John F. Gittings


             /s/ Steven C. Hays                                  Director                        March 30, 2001
--------------------------------------------
               Steven C. Hays


             /s/ Larry R. House                                  Director                        March 30, 2001
--------------------------------------------
               Larry R. House


        /s/  Thomas E. Jernigan, Jr.                             Director                        March 30, 2001
--------------------------------------------
           Thomas E. Jernigan, Jr.


            /s/ Randall E. Jones                                 Director                        March 30, 2001
--------------------------------------------
              Randall E. Jones


             /s/ Mayer Mitchell                                  Director                        March 30, 2001
--------------------------------------------
               Mayer Mitchell

          /s/ Ronald W. Orso, M.D.                               Director                        March 30, 2001
--------------------------------------------
            Ronald W. Orso, M.D.


             /s/ Harold W. Ripps                                 Director                        March 30, 2001
--------------------------------------------
               Harold W. Ripps


           /s/ Richard M. Scrushy                                Director                        March 30, 2001
--------------------------------------------
             Richard M. Scrushy


             /s/ Jerry M. Smith                                  Director                        March 30, 2001
--------------------------------------------
               Jerry M. Smith


          /s/ Michael E. Stephens                                Director                        March 30, 2001
--------------------------------------------
             Michael E. Stephens


              /s/ Marie Swift                                    Director                        March 30, 2001
--------------------------------------------
                 Marie Swift


          /s/ James A. Taylor, Jr.                               Director                        March 30, 2001
--------------------------------------------
            James A. Taylor, Jr.


           /s/  T. Mandell Tillman                               Director                        March 30, 2001
--------------------------------------------
             T. Mandell Tillman


             /s/ Johnny Wallis                                   Director                        March 30, 2001
--------------------------------------------
                Johnny Wallis

                                  EXHIBIT INDEX

     Exhibit
     Number                         Description of Exhibit
     -------                        ----------------------
     (4)-1        The Banc Corporation Restated Certificate of Incorporation,
                  filed as Exhibit (3)-1 to the Company's Registration Statement
                  on Form S-4 (Registration No. 333-58493) is hereby
                  incorporated herein by reference.

     (4)-2        Second Amended and Restated 1998 Stock Incentive Plan of The
                  Banc Corporation, filed as Appendix A to the Corporation's
                  Proxy Statement for its 2000 Annual Stockholder Meeting, dated
                  May 1, 2000, is hereby incorporated by reference herein.

     (4)-3 Commerce Bank of Alabama Incentive Stock Compensation Plan, filed as Exhibit (4)-3 to the Corporation Registration
                  Statement on Form S-8, dated February 22, 1999, (Registration
                  No. 333-72747), is hereby incorporated by reference herein.

      (5) Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of The Banc Corporation Common Stock being registered.

     (23)-1       Consent of Ernst & Young LLP.

     (23)-2       Consent of Williams, Cox, Weidner and Cox.

     (23)-3       Consent of Williams, Cox, Weidner and Cox.

     (23)-4       Consent of Saltmarsh, Cleaveland & Gund.

     (23)-5       Consent of Haskell Slaughter & Young, L.L.C. (included in
                  Exhibit 5).

       24 Powers of Attorney (set forth on the signature page of this Registration Statement).